Exhibit 99.1

Bristol-Myers Squibb Third Quarter Featured Solid Operating Performance,

Robust Clinical Data and the Strategic Acquisition of ZymoGenetics

•	The Company Presented New Clinical Data from its Diabetes and Cardiovascular Franchises at Important Medical Meetings

•	Acquisition of ZymoGenetics Added to Strong Hepatitis C Portfolio and Demonstrated Continued Focus on Strategic Transactions

•	GAAP EPS Increased 22% to $0.55 in Third Quarter; Non-GAAP EPS Increases 26% to $0.59

•	The Company Confirmed 2010 GAAP EPS Guidance Range of $1.84 to $1.94; Non-GAAP EPS Guidance Range of $2.10 to $2.20

(NEW YORK, October 26, 2010) – Bristol-Myers Squibb Company (NYSE: BMY) today reported results for the third quarter of 2010. Highlights in the quarter included: the presentation of new data on investigational compounds in the diabetes and cardiovascular disease franchises at major medical meetings; the completion of important regulatory milestones in the oncology, diabetes and immunoscience franchises; the acquisition of ZymoGenetics; and double-digit EPS growth. The company also confirmed guidance for 2010.

“The third quarter continued to highlight the excellent progress we are making with our innovative pipeline, an important driver in the success of our differentiated and focused BioPharma strategy," said Lamberto Andreotti, chief executive officer, Bristol-Myers Squibb.

“We delivered double-digit EPS growth in the quarter, presented encouraging data on apixaban and dapagliflozin, received regulatory approval in Japan for Orencia®, and completed filings for regulatory review in the U.S., Europe and Japan. We also completed our acquisition of ZymoGenetics, adding to our strong portfolio in Hepatitis C and demonstrating our continued focus on strategic transactions,” Andreotti said.

	Third Quarter
$ amounts in millions, except per share amounts
	2010	2009	Change

Net Sales	$4,798	$4,788	—
Net Earnings Per Common Share — Diluted	0.55	0.48	15%
GAAP Diluted EPS From Continuing Operations	0.55	0.45	22%
Non-GAAP Diluted EPS From Continuing Operations	0.59	0.47	26%

THIRD QUARTER FINANCIAL RESULTS

•	Bristol-Myers Squibb posted third quarter 2010 net sales of $4.8 billion. U.S. health care reform had a 1.6% negative effect on net sales in the third quarter.

•

U.S. net sales increased 4% to $3.1 billion in the third quarter of 2010 compared to the same period in 2009. International net sales decreased 6%, or 3% excluding foreign exchange impact, to $1.7 billion.

•	Gross margin as a percentage of net sales was 73.3% in the third quarter 2010 compared to 72.5% in the same period in 2009.

•	Marketing, selling and administrative expenses decreased 6% to $892 million in the third quarter of 2010.

•	Advertising and product promotion spending decreased 10% to $231 million in the third quarter of 2010.

•	Research and development expenses remained flat at $824 million in the third quarter of 2010.

•	The effective tax rate on earnings from continuing operations before income taxes was 19.3% in the third quarter of 2010, compared to 23.4% in the same period in 2009.

•	The Company reported third quarter GAAP net earnings from continuing operations of $949 million, or $0.55 per share, compared to $892 million, or $0.45 per share, for the same period in 2009.

•

The Company reported third quarter non-GAAP net earnings from continuing operations of $1.0 billion or, $0.59 per share, compared to $944 million, or $0.47 per share, for the same period in 2009. An overview of specified items is discussed under the “Use of Non-GAAP Financial Information” section.

•	The impact of U.S. health care reform decreased third quarter EPS from continuing operations by approximately $0.02 on both a GAAP and non-GAAP basis.

•	Cash, cash equivalents and marketable securities were $10.9 billion, resulting in a net cash position of $4.2 billion as of September 30, 2010.

THIRD QUARTER PRODUCT AND PIPELINE UPDATE

•

Bristol-Myers Squibb’s global sales growth in the third quarter was led by PLAVIX® and the Company’s virology franchise. Sales of PLAVIX rose 7%, BARACLUDE® rose 19%, SUSTIVA® rose 9% and REYATAZ® rose 4%. Third quarter sales of SPRYCEL® and ORENCIA grew 35% and 14% respectively compared to the same period in 2009.

•	In July, Japan’s Ministry of Health, Labour and Welfare approved the Japanese New Drug Application for ORENCIA for the treatment of rheumatoid arthritis.

•	In July, the supplemental New Drug Application (sNDA) for SPRYCEL for the treatment of adult patients with newly diagnosed chronic myeloid leukemia was submitted in Japan. It is under active review.

•

In July, the Marketing Authorization Application (MAA) for a fixed-dose combination of ONGLYZA™ and metformin tablets as a treatment for adults with type 2 diabetes was validated by the European Medicines Agency.

•

In August, the U.S. Food and Drug Administration (FDA) accepted for filing and priority review the Biologics License Application (BLA) for ipilimumab for the treatment of adult patients with advanced melanoma. The Prescription Drug Fee User Act (PDUFA) date—the date by which action from the FDA is expected—is December 25, 2010.

•

In August, at the European Society of Cardiology meeting in Stockholm, the Company and Pfizer presented preliminary data from the AVERROES trial comparing ELIQUIS® (apixaban) with aspirin for the prevention of stroke in patients with atrial fibrillation in patients who cannot take warfarin. Preliminary data from the trial demonstrate that apixaban significantly reduced the relative risk of a composite of stroke and systemic embolism by 54 percent compared with aspirin, without a significant increase in major bleeding.

•

In September, at the European Association for the Study of Diabetes meeting in Stockholm, the Company and AstraZeneca presented data from two Phase III studies of dapagliflozin. Data from a 24-week study demonstrate that dapagliflozin improved glycosylated hemoglobin levels (HbA1c) when added to glimepiride in adults with type 2 diabetes, compared to glimepiride alone. Data from a 52-week study demonstrate that dapagliflozin plus metformin was similar to glipizide plus metformin in improving HbA1c in adults with type 2 diabetes. In addition, the data demonstrated that dapagliflozin plus metformin reduced total body weight, compared to increases in body weight reported with glipizide, and reduced the number of patients reporting one or more hypoglycemic events.

•	In October, the FDA approved the sNDA for BARACLUDE for the treatment of chronic hepatitis B in adults with decompensated liver disease.

•

In October, the Company received a positive opinion from the European Medicines Agency’s Committee for Medicinal Products for Human Use (CHMP) for SPRYCEL for the treatment of adult patients with newly diagnosed chronic myeloid leukemia.

BUSINESS DEVELOPMENT UPDATE

•

In October, the Company acquired ZymoGenetics, Inc., the Seattle-based biotech company with which the Company had been collaborating on the development of pegylated-interferon lambda for the treatment of Hepatitis C infection since January 2009.

FINANCIAL GUIDANCE

The Company reaffirms its 2010 GAAP EPS guidance range of $1.84 to $1.94 per share and its non-GAAP guidance range of $2.10 to $2.20 per share. Key 2010 guidance assumptions include: low-to-mid single-digit revenue growth; full-year gross margin being consistent with last year; advertising and promotion expense decrease in the low double-digit range; marketing, sales and administrative expenses remaining flat; research and development expense growth in the mid single-digit range; and an effective tax rate of between 23% and 24%.

The financial guidance for 2010 excludes the impact of any potential future strategic transactions and specified items that have not yet been identified and quantified. The non-GAAP 2010 guidance also excludes other specified items such as gains or losses from sale of businesses and product lines; from sale of equity investments and from discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for licensing arrangements; and debt retirement costs.

Use of Non-GAAP Financial Information

This press release contains non-GAAP financial measures, including non-GAAP earnings from continuing operations and related earnings per share information, adjusted to exclude certain costs, expenses, gains and losses and other specified items. Among the items in GAAP measures but excluded for purposes of determining adjusted earnings and other adjusted measures are: charges related to implementation of the Productivity Transformation Initiative; gains or losses from the purchase or sale of businesses and product lines; discontinued operations; restructuring and other exit costs; accelerated depreciation charges; asset impairments; charges and recoveries relating to significant legal proceedings; upfront and milestone payments for in-licensing of products that have not achieved regulatory approval, which are immediately expensed; in-process research and development charges prior to 2009; special initiative funding to the Bristol-Myers Squibb Foundation; and significant tax events. This information is intended to enhance an investor’s overall understanding of the company’s past financial performance and prospects for the future. For example, non-GAAP earnings and earnings per share information is an indication of the company’s baseline performance before items that are considered by the company not to be reflective of the company’s ongoing results. These items are also not included in the company’s operating segment results. In addition, this information is among the primary indicators the company uses as a basis for evaluating company performance, allocating resources, setting incentive compensation targets, and planning and forecasting of future periods. This information is not intended to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP.

Statement on Cautionary Factors

This press release contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 regarding, among other things, statements relating to goals, plans and projections regarding the company’s financial position, results of operations, market position, product development and business strategy. These statements may be identified by the fact that they use words such as “anticipate”, “estimates”, “should”, “expect”, “guidance”, “project”, “intend”, “plan”, “believe” and other words and terms of similar meaning in connection with any discussion of future operating or financial performance. Such forward-looking statements are based on current expectations and involve inherent risks and uncertainties, including factors that could delay, divert or change any of them, and could cause actual outcomes and results to differ materially from current expectations. These factors include, among other things, implementation guidance related to the new U.S. health care reform law, governmental laws and regulations related to Medicare, Medicaid, Medicaid managed care organizations and entities under the Public Health Service 340B program, pharmaceutical rebates and reimbursement, market factors, competitive product development and approvals, pricing controls and pressures (including changes in rules and practices of managed care groups and institutional and governmental purchasers), economic conditions such as interest rate and currency exchange rate fluctuations, judicial decisions, claims and concerns that may arise regarding the safety and efficacy of in-line products and product candidates, the inability to improve or remediate FDA concerns raised in the warning letter regarding certain GMP processes at our Manati facility, changes to wholesaler inventory levels, variability in data provided by third parties, changes in, and interpretation of, governmental regulations and legislation affecting domestic or foreign operations, including tax obligations, changes to business or tax planning strategies, difficulties and delays in product development, manufacturing or sales, patent positions and the ultimate outcome of any litigation matter. These factors also include the company’s ability to execute successfully its strategic plans, including its String of Pearls strategy and Productivity Transformation Initiative, the expiration of patents or data protection on certain products, and the impact and result of governmental investigations. There can be no guarantees with respect to pipeline products that future clinical studies will support the data described in this release, that the products will receive necessary regulatory approvals, or that they will prove to be commercially successful; nor are there guarantees that regulatory approvals will be sought, or sought within currently expected timeframes, or that contractual milestones will be achieved. For further details and a discussion of these and other risks and uncertainties, see the company's periodic reports, including the annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, filed with or furnished to the Securities and Exchange Commission. The company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Company and Conference Call Information

Bristol-Myers Squibb is a global biopharmaceutical company whose mission is to discover, develop and deliver innovative medicines that help patients prevail over serious diseases. For more information, please visit www.bms.com or follow us on Twitter at http://twitter.com/bmsnews.

There will be a conference call on October 26, 2010, at 10:00 a.m. EDT during which company executives will address inquiries from investors and analysts. Investors and the general public are invited to listen to a live web cast of the call at http://investor.bms.com or by dialing 913-312-1235 confirmation code 3914988. Materials related to the call will be available at the same website prior to the call.

For more information, contact: Jennifer Fron Mauer, 609-252-6579, Communications; Teri Loxam, 609-252-3368, Investor Relations, or Suketu Desai, 609-252-5796, Investor Relations.

ABILIFY® is the trademark of Otsuka Pharmaceutical Co., Ltd.

ATRIPLA® is a trademark of both Bristol-Myers Squibb Co. and Gilead Sciences, Inc.

AVAPRO®, AVALIDE®, PLAVIX®, DUOPLAVIN® and DUOCOVER® are trademarks of sanofi-aventis.

ERBITUX® is a trademark of ImClone LLC. ImClone Systems is a wholly-owned subsidiary of Eli Lilly and Company.

ELIQUIS® is a trademark of Pfizer, Inc. and is licensed to Bristol-Myers Squibb Co.

BRISTOL-MYERS SQUIBB COMPANY

SELECTED PRODUCTS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, dollars in millions)

The following table sets forth worldwide and U.S. reported net sales for selected products. In addition, the table includes, where applicable, the estimated total U.S. prescription change for the retail and mail-order channels for the comparative periods presented for certain of the company’s U.S. pharmaceutical products based on third-party data. A significant portion of the company’s U.S. pharmaceutical sales is made to wholesalers. Where changes in reported net sales differ from prescription growth, this change in net sales may not reflect underlying prescriber demand.

	Worldwide Net Sales			U.S. Net Sales
	2010	2009	% Change	2010	2009	% Change	% Change in U.S. Total Prescriptions vs. 2009
Three Months Ended September 30,

Key Products
Plavix	$1,658	$1,554	7%	$1,534	$1,406	9%	(2)%
Avapro/Avalide	303	329	(8)%	168	186	(10)%	(19)%
Reyataz	375	360	4%	189	186	2%	2%
Sustiva Franchise (total revenue)	342	315	9%	227	195	16%	6%
Baraclude	228	191	19%	46	41	12%	13%
Erbitux	159	179	(11)%	155	175	(11)%	N/A
Sprycel	144	107	35%	47	28	68%	5%
Ixempra	29	28	4%	25	26	(4)%	N/A
Abilify	608	653	(7)%	462	520	(11)%	3%
Orencia	184	162	14%	138	126	10%	N/A
Onglyza	47	20	135%	37	20	85%	N/A
Mature Products and All Other	721	890	(19)%	107	103	4%	N/A

	Worldwide Net Sales			U.S. Net Sales
	2010	2009	% Change	2010	2009	% Change	% Change in U.S. Total Prescriptions vs. 2009
Nine Months Ended September 30,

Key Products
Plavix	$4,951	$4,528	9%	$4,561	$4,095	11%	—
Avapro/Avalide	924	944	(2)%	524	538	(3)%	(16)%
Reyataz	1,105	1,013	9%	560	531	5%	5%
Sustiva Franchise (total revenue)	1,008	919	10%	654	579	13%	9%
Baraclude	667	522	28%	130	116	12%	13%
Erbitux	497	516	(4)%	486	508	(4)%	N/A
Sprycel	407	302	35%	127	91	40%	6%
Ixempra	87	81	7%	76	74	3%	N/A
Abilify	1,858	1,885	(1)%	1,423	1,519	(6)%	6%
Orencia	531	434	22%	401	341	18%	N/A
Onglyza	85	20	*	66	20	*	N/A
Mature Products and All Other	2,253	2,611	(14)%	321	340	(6)%	N/A

*	In excess of +/- 200%.

BRISTOL-MYERS SQUIBB COMPANY

CONSOLIDATED STATEMENTS OF EARNINGS

FOR THE THREE AND NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,

	2010	2009	2010	2009

Net Sales	$4,798	$4,788	$14,373	$13,775

Cost of products sold	1,280	1,317	3,863	3,707
Marketing, selling and administrative	892	953	2,686	2,776
Advertising and product promotion	231	256	706	802
Research and development	824	820	2,556	2,539
Provision for restructuring, net	15	51	50	89
Litigation expense, net	22	—	22	132
Equity in net income of affiliates	(70)	(139)	(252)	(435)
Other (income)/expense, net	(10)	(35)	84	(117)

Total expenses	3,184	3,223	9,715	9,493

Earnings from Continuing Operations Before Income Taxes	1,614	1,565	4,658	4,282
Provision for income taxes	312	366	987	994

Net Earnings from Continuing Operations	1,302	1,199	3,671	3,288

Net Earnings from Discontinued Operations	—	91	—	221

Net Earnings	1,302	1,290	3,671	3,509
Net Earnings Attributable to Noncontrolling Interest	353	324	1,052	922

Net Earnings Attributable to BMS	$949	$966	$2,619	$2,587

Amounts Attributable to BMS
Income from Continuing Operations	$949	$892	$2,619	$2,421
Income from Discontinued Operations	—	74	—	166

Net Income	$949	$966	$2,619	$2,587

Earnings per Common Share from Continuing Operations
Attributable to BMS:
Basic	$0.55	$0.45	$1.52	$1.22
Diluted	$0.55	$0.45	$1.51	$1.21

Earnings per Common Share Attributable to BMS:
Basic	$0.55	$0.49	$1.52	$1.30
Diluted	$0.55	$0.48	$1.51	$1.30

Average Common Shares Outstanding:
Basic	1,712	1,980	1,715	1,979
Diluted	1,726	1,984	1,726	1,982

Interest expense	$38	$47	$103	$141
Interest income	(23)	(13)	(54)	(40)
Impairment and loss on sale of manufacturing operations	10	—	225	—
(Gain)/loss on debt buyback and termination of interest rate swap agreements	—	4	—	(7)
Net foreign exchange transaction (gains)/losses	9	13	(23)	17
Gain on sale of product lines, businesses and assets	(21)	(17)	(36)	(72)
Other income received from alliance partners	(28)	(50)	(122)	(119)
Medarex acquisition	—	(10)	—	(10)
Pension curtailment and settlement charges	2	—	16	25
Other	3	(9)	(25)	(52)

Other (income)/ expense	$(10)	$(35)	$84	$(117)

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, dollars in millions)

Three months ended September 30, 2010

Dollars in Millions	Cost of products sold	Marketing, selling and administrative	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$15	$—	$—	$15
Impairment and loss on sale of manufacturing operations	—	—	—	—	10	10
Accelerated depreciation, asset impairment and other shutdown costs	27	—	—	—	—	27
Pension curtailment and settlement charges	—	—	—	—	3	3
Process standardization implementation costs	—	8	—	—	—	8

Total Restructuring	27	8	15	—	13	63

Other:
Litigation charges	—	—	—	22	—	22
Product liability charges	—	—	—	—	13	13

Total	$27	$8	$15	$22	$26	98

Income taxes on items above						(30)

Decrease to Net Earnings from Continuing Operations						$68

Three months ended September 30, 2009
	Cost of products sold	Marketing, selling and administrative	Provision for restructuring	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$48	$—	$48
Accelerated depreciation, asset impairment and other shutdown costs	30	—	3	—	33
Process standardization implementation costs	—	20	—	—	20
Gain on sale of product lines, businesses and assets	—	—	—	(17)	(17)

Total Restructuring	30	20	51	(17)	84

Other:
Medarex acquisition	—	—	—	(10)	(10)
Debt buyback and swap terminations	—	—	—	4	4

Total	$30	$20	$51	$(23)	78

Income taxes on items above					(26)

Decrease to Net Earnings from Continuing Operations					$52

BRISTOL-MYERS SQUIBB COMPANY

SPECIFIED ITEMS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, dollars in millions)

Nine months ended September 30, 2010

Dollars in Millions	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$50	$—	$—	$50
Impairment and loss on sale of manufacturing operations	—	—	—	—	—	225	225
Accelerated depreciation, asset impairment and other shutdown costs	85	—	—	—	—	—	85
Pension curtailment and settlement charges	—	—	—	—	—	8	8
Process standardization implementation costs	—	27	—	—	—	—	27

Total Restructuring	85	27	—	50	—	233	395

Other:
Litigation charges	—	—	—	—	22	—	22
Upfront licensing, milestone and other payments	—	—	72	—	—	—	72
Product liability charges	—	—	—	—	—	13	13

Total	$85	$27	$72	$50	$22	$246	502

Income taxes on items above							(134)
Out-of-period tax adjustment							(59)

Decrease to Net Earnings from Continuing Operations							$309

Nine months ended September 30, 2009

	Cost of products sold	Marketing, selling and administrative	Research and development	Provision for restructuring	Litigation expense	Other (income)/ expense	Total
Restructuring Activity:
Downsizing and streamlining of worldwide operations	$—	$—	$—	$80	$—	$—	$80
Accelerated depreciation, asset impairment and other shutdown costs	80	—	—	9	—	—	89
Pension curtailment and settlement charges	—	—	—	—	—	25	25
Process standardization implementation costs	—	65	—	—	—	—	65
Gain on sale of product lines, businesses and assets	—	—	—	—	—	(72)	(72)

Total Restructuring	80	65	—	89	—	(47)	187

Other:
Litigation charges	—	—	—	—	132	—	132
Upfront licensing and milestone payments	—	—	174	—	—	—	174
Medarex acquisition	—	—	—	—	—	(10)	(10)
Debt buyback and swap terminations	—	—	—	—	—	(7)	(7)
Product liability charges/(insurance recoveries)	8	—	—	—	—	(5)	3

Total	$88	$65	$174	$89	$132	$(69)	479

Income taxes on items above							(161)

Decrease to Net Earnings from Continuing Operations							$318

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE THREE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	Q3 2010			Q3 2009

	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP

Net Sales	$4,798	—	$4,798	$4,788	—	$4,788
Cost of Products Sold	1,280	(27)	1,253	1,317	(30)	1,287

Gross Profit	3,518	27	3,545	3,471	30	3,501
Gross Profit as a % of Sales	73.3%	0.6%	73.9%	72.5%	0.6%	73.1%

Marketing Selling and Administration	892	(8)	884	953	(20)	933
Advertising and Product Promotion	231	—	231	256	—	256

Total SG&A	1,123	(8)	1,115	1,209	(20)	1,189
SG&A as a % of Sales	23.4%	(0.2)%	23.2%	25.3%	(0.5)%	24.8%

R&D	824	—	824	820	—	820
R&D as a % of Sales	17.2%	—	17.2%	17.1%	—	17.1%

Operating Margin	1,571	35	1,606	1,442	50	1,492
Operating Margin as % of Sales	32.7%	0.8%	33.5%	30.1%	1.1%	31.2%

Provision for restructuring, net	15	(15)	—	51	(51)	—
Litigation expense, net	22	(22)	—	—	—	—
Equity in net income of affiliates	(70)	—	(70)	(139)	—	(139)
Other (income)/expense, net	(10)	(26)	(36)	(35)	23	(12)

Earnings from Continuing Operations Before Income Taxes	$1,614	98	$1,712	$1,565	78	$1,643

Provision for income taxes	312	30	342	366	26	392

Net Earnings – Continuing Operations	$1,302	68	$1,370	$1,199	52	$1,251
Net Earnings – Continuing Operations Attributable to Noncontrolling Interest	353		353	307		307

Net Earnings – Continuing Operations Attributable to BMS	$949	68	$1,017	$892	52	$944
Contingently convertible debt interest expense and dividends attributable to unvested shares	(4)		(4)	(5)		(5)

Net Earnings used for Diluted EPS Calc – Continuing Operations-Attributable BMS	$945	68	$1,013	$887	52	$939

Avg Shares (Diluted)	1,726		1,726	1,984		1,984

Diluted EPS – Continuing Operations Attributable to BMS	$0.55	0.04	$0.59	$0.45	0.02	$0.47

Net Earnings from Continuing Operations Attributable to BMS as a % of sales	19.8%	1.4%	21.2%	18.6%	1.1%	19.7%

Effective Tax Rate	19.3%	0.7%	20.0%	23.4%	0.5%	23.9%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

RECONCILIATION OF GAAP RESULTS OF CONTINUING OPERATIONS

TO NON-GAAP RESULTS OF CONTINUING OPERATIONS

FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2010 AND 2009

(Unaudited, amounts in millions except per share data)

	YTD 2010			YTD 2009

	GAAP	Specified Items*	Non GAAP	GAAP	Specified Items*	Non GAAP

Net Sales	$14,373	—	$14,373	$13,775	—	$13,775
Cost of Products Sold	3,863	(85)	3,778	3,707	(88)	3,619

Gross Profit	10,510	85	10,595	10,068	88	10,156
Gross Profit as a % of Sales	73.1%	0.6%	73.7%	73.1%	0.6%	73.7%

Marketing Selling and Administration	2,686	(27)	2,659	2,776	(65)	2,711
Advertising and Product Promotion	706	—	706	802	—	802

Total SGA	3,392	(27)	3,365	3,578	(65)	3,513
SG&A as a % of Sales	23.6%	(0.2)%	23.4%	26.0%	(0.5)%	25.5%

R&D	2,556	(72)	2,484	2,539	(174)	2,365
R&D as a % of Sales	17.8%	(0.5)%	17.3%	18.4%	(1.2)%	17.2%

Operating Margin	4,562	184	4,746	3,951	327	4,278
Operating Margin as % of Sales	31.7%	1.3%	33.0%	28.7%	2.4%	31.1%

Provision for restructuring, net	50	(50)	—	89	(89)	—
Litigation expense, net	22	(22)	—	132	(132)	—
Equity in net income of affiliates	(252)	—	(252)	(435)	—	(435)
Other (income)/expense, net	84	(246)	(162)	(117)	69	(48)

Earnings from Continuing Operations Before Income Taxes	$4,658	502	$5,160	$4,282	479	$4,761

Provision for income taxes	987	193	1,180	994	161	1,155

Net Earnings – Continuing Operations	$3,671	309	$3,980	$3,288	318	$3,606
Net Earnings – Continuing Operations Attributable to Noncontrolling Interest	1,052		1,052	867	—	867

Net Earnings – Continuing Operations Attributable to BMS	$2,619	309	$2,928	$2,421	318	$2,739
Contingently convertible debt interest expense and dividends attributable to unvested shares	(11)		(11)	(13)	—	(13)

Net Earnings used for Diluted EPS Calc – Continuing Operations-Attributable BMS	$2,608	309	$2,917	$2,408	318	$2,726

Avg Shares (Diluted)	1,726		1,726	1,982		1,982

Diluted EPS – Continuing Operations Attributable to BMS	$1.51	0.18	$1.69	$1.21	0.17	$1.38

Net Earnings from Continuing Operations Attributable to BMS as a % of sales	18.2%	2.2%	20.4%	17.6%	2.3%	19.9%
Effective Tax Rate	21.2%	1.7%	22.9%	23.2%	1.1%	24.3%

*	Refer to the Specified Items schedules for further details.

BRISTOL-MYERS SQUIBB COMPANY

NET CASH CALCULATION

AS OF SEPTEMBER 30, 2010 AND JUNE 30, 2010

(Unaudited, dollars in millions)

	September 30, 2010	June 30, 2010
Cash and cash equivalents	$7,581	$5,918
Marketable securities-current	778	1,536
Marketable securities-long term	2,562	2,795
Short-term borrowings	(243)	(290)
Long-term debt	(6,479)	(6,248)

Net cash	$4,199	$3,711